As filed with the Securities and Exchange Commission on March 17, 2014

Registration No. 333- 177872

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

Post-Effective Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact name of registrant as specified in its charter)

_____________________

Florida	Seacoast Banking Corporation of Florida 815 Colorado Avenue Stuart, Florida 34994 Telephone: (772) 287-4000	59-2260678
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

_____________________

Dennis S. Hudson, III

Chief Executive Officer

Seacoast Banking Corporation of Florida

815 Colorado Avenue

Stuart, Florida 34994

Telephone: (772) 287-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copies to:
Randolph A. Moore III
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

_____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 relates to the Registration Statement on Form S-3 (File No. 333-177872) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) by Seacoast Banking Corporation of Florida (the “Company”) on November 9, 2011 and declared effective by the Commission on December 2, 2011. This Post-Effective Amendment No. 1 is being filed pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), solely to adjust the amount of undistributed shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”) registered under the Registration Statement for issuance pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan.

The Company filed Articles of Amendment with the Secretary of State of the State of Florida to amend the Company’s Amended and Restated Articles of Incorporation, which became effective at 12:01 a.m., Eastern Standard Time, on December 13, 2013, to effect a 1-for-5 reverse split (the “Reverse Split”) of its Common Stock. As a result the Company’s authorized shares of Common Stock was reduced from 300,000,000 shares of Common Stock to 60,000,000 shares of Common Stock. In accordance with Rule 416(b) under the Securities Act, the number of shares that were registered pursuant to the Registration Statement is proportionately reduced from 1,000,000 shares of Common Stock to 200,000 shares of Common Stock to give effect to the Reverse Split at the Reverse Split ratio of 1-for-5.

This Post-Effective Amendment No. 1 does not modify any other provision of Part I of the Registration Statement, other than as set forth in this “Explanatory Note.”

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The disclosure required by this Item 14 is incorporated by reference from Item 14 of the Registrant’s Registration Statement on Form S-3 (File No. 333-177872), filed with the Commission on November 9, 2011 and declared effective by the Commission on December 2, 2011.

Item 15.	Indemnification of Officers and Directors.

The Florida Business Corporation Act, as amended, or the FBCA, permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, or that he or she reasonably believed was not unlawful. In the case of proceedings by or in the right of the corporation, the FBCA provides for indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, the FBCA permits for indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Our Bylaws contain indemnification provisions similar to the FBCA, and further provide that we may purchase and maintain insurance on behalf of directors, officers, employees and agents in their capacities as such, or serving at the request of the corporation, against any liabilities asserted against such persons whether or not we would have the power to indemnify such persons against such liability under our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit No.	Description of Exhibit

4.1.1	Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed May 10, 2006.

4.1.2	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed December 23, 2008.

4.1.3	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.4 to the Company’s Form S-1, filed June 22, 2009.

4.1.4	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed July 20, 2009.

4.1.5	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed December 3, 2009.

4.1.6	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K/A, filed July 14, 2010.

4.1.7	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed June 25, 2010.

4.1.8	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed June 1, 2011.

4.1.9	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed December 13, 2013.

4.2	Amended and Restated By-laws of the Corporation, incorporated herein by reference from Exhibit 3.2 to the Company’s Form 8-K, filed December 21, 2007.

4.3	Specimen Common Stock Certificate, incorporated herein by reference from Exhibit 4.1 to the Company’s Annual Report on Form 10-K, dated March 17, 2014.

4.4	Stock Purchase Agreement, dated as of November 6, 2013, by and between Seacoast Banking Corporation of Florida and CapGen Capital Group III, L.P., incorporated herein by reference from Exhibit 10.2 to the Company’s Form 8-K, filed November 7, 2013.

5.1**	Opinion of Alston & Bird LLP.

23.1**	Consent of KPMG LLP.

23.2**	Consent of Alston & Bird LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).

99.1*	Enrollment Form.

99.2*	Transaction Form.

*	Previously filed.
**	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to

Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuart, State of Florida, on the 17 day of March, 2014.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson III
Name:	Dennis S. Hudson, III
Title:	Chairman & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dennis S. Hudson III	Chairman of the Board of Directors,	March 17, 2014
Dennis S. Hudson, III	Chief Executive Officer and Director
(principal executive officer)

/s/ William R. Hahl	Executive Vice President and	March 17, 2014
William R. Hahl	Chief Financial Officer (principal
financial and accounting officer)

	Director	March 17, 2014
Dennis J. Arczynski

*	Director	March 17, 2014
Stephen E. Bohner

*	Director	March 17, 2014
T. Michael Crook

*	Director	March 17, 2014
H. Gilbert Culbreth, Jr.

	Director	March 17, 2014
Julie H. Daum

*	Director	March 17, 2014
Christopher E. Fogal

	Director	March 17, 2014
Maryann Goebel

*	Director	March 17, 2014
Roger O. Goldman

*	Director	March 17, 2014
Robert B. Goldstein

*	Director	March 17, 2014
Dale M. Hudson

*	Director	March 17, 2014
Dennis S. Hudson, Jr.

*	Director	March 17, 2014
Thomas E. Rossin

*	Director	March 17, 2014
Edwin E. Walpole, III

/s/ Dennis S. Hudson
* Dennis S. Hudson, as attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1.1	Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed May 10, 2006.

4.1.2	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed December 23, 2008.

4.1.3	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.4 to the Company’s Form S-1, filed June 22, 2009.

4.1.4	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed July 20, 2009.

4.1.5	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed December 3, 2009.

4.1.6	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K/A, filed July 14, 2010.

4.1.7	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed June 25, 2010.

4.1.8	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed June 1, 2011.

4.1.9	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed December 13, 2013.

4.2	Amended and Restated By-laws of the Corporation, incorporated herein by reference from Exhibit 3.2 to the Company’s Form 8-K, filed December 21, 2007.

4.3	Specimen Common Stock Certificate, incorporated herein by reference from Exhibit 4.1 to the Company’s Annual Report on Form 10-K, dated March 17, 2014.

4.4	Stock Purchase Agreement, dated as of November 6, 2013, by and between Seacoast Banking Corporation of Florida and CapGen Capital Group III, L.P., incorporated herein by reference from Exhibit 10.2 to the Company’s Form 8-K, filed November 7, 2013.

5.1**	Opinion of Alston & Bird LLP.

23.1**	Consent of KPMG LLP.

23.2**	Consent of Alston & Bird LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).

99.1*	Enrollment Form.

99.2*	Transaction Form.

*	Previously filed.
**	Filed herewith.